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                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                                 PROMISSORY NOTE

$155,000                                            Effective as of May 30, 2000

         For value received, the undersigned, Marc Douglas, ("Borrower"), promises to pay to the order of Thrift Management, Inc. ("Lender"), the principal sum of One Hundred, Fifty-Five Thousand ($155,000) or so much thereof as may be advanced from time to time by the Lender in lawful money of the United States of America, together with interest accruing thereon from the date hereof at the rate hereinafter provided, calculated on the daily outstanding principal balances from time to time based on a 360-day year.

         This Amended and Restated Note shall bear interest at a rate of 8% per annum. Payments of accrued interest on the principal balance outstanding from time to time on this Amended and Restated Note shall commence on the 1st day of July, 2000, and on the same day of each month thereafter. The outstanding principal balance of this Amended and Restated Note, and all accrued but unpaid interest thereon, shall be payable on or before December 31, 2001. Borrower hereby agrees that if not paid as provided herein, the principal balance and any accrued but unpaid interest thereon may be offset against and deducted from any amounts due to Borrower from Lender.

         This Amended and Restated Note is a restatement of and substitution of that certain Promissory Note effective as of January 1, 1999, which Note was executed by Borrower in favor of Lender.

         So long as no default exists under this Amended and Restated Note, Borrower shall have the right to prepay the unpaid principal balance evidenced by this Amended and Restated Note in whole or in part without premium or penalty but with accrued interest to the date of such prepayment on any amount prepaid, and to borrow and reborrow such amounts up to the aggregate principal amount of this Note.

         All payments received hereunder shall be applied first to the payment of any expenses or charges payable hereunder, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

         Notwithstanding any provision of this Amended and Restated Note to the contrary, the parties intend that no provision of this Amended and Restated Note be interpreted, construed, applied or enforced so as to permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the State of Florida (or federal law, in the event federal law preempts Florida law or is otherwise applicable), with respect to this transaction ("Maximum Permitted Rate"). If the rate of interest charged by Lender under the provisions of this Amended and Restated Note exceeds the Maximum Permitted Rate, then Lender and any holders of this Amended and Restated Note, and Borrower and any endorsers and guarantors, do hereby agree that the provisions of this Amended and Restated Note automatically shall be deemed reformed NUNC PRO TUNC so as to require payment only of interest at the Maximum Permitted Rate; and if interest payments in excess of such Maximum Permitted Rate have been received, the amount of such excess shall be deemed credited NUNC PRO TUNC in reduction of the then-outstanding principal amount of this obligation,

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together with interest at such Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend: first, that all charges be excluded to the extent they are properly excludable under the usury laws of the State of Florida, as they from time to time are determined to apply to this obligation; and, second, that all charges that may be "spread" in the manner provided by Section 687.03(3), Florida Statutes, or any similar successor law.

         Any payment not made when due shall constitute a default. If default be made in the payment of any installment under this Amended and Restated Note, the entire principal sum and accrued interest shall become due and payable without notice at the option of the Lender. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. Upon such default, the unpaid principal balance of this Amended and Restated Note, and accrued and unpaid interest, if any, shall bear interest at 18% from the date of default until the default is corrected. Lender's failure to exercise this right with respect to any default shall not constitute a waiver of this right as to any subsequent default. All parties liable for the payment of this Amended and Restated Note agree to pay the Lender hereof reasonable attorneys' fees for the services and expenses of counsel employed after default to collect this Amended and Restated Note (including any appeals relating to such enforcement proceedings), whether or not suit be brought.

         The remedies of Lender as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective as a waiver thereof unless it is set forth in a written document executed by Lender and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to any subsequent event.

         Borrower and all sureties, endorsers and guarantors of this Amended and Restated Note hereby: (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Amended and Restated Note, in enforcing any of its rights; (b) agree to any addition or release of any party or person primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute any suit, or to exhaust his, their or its remedies against Borrower or any other person or party to become liable hereunder in order to enforce payment of this Amended and Restated Note; (d) consent to any extension, rearrangement, renewal or postponement of time of payment of this Amended and Restated Note and to any other indulgence with respect hereto without notice, consent or consideration to any of the foregoing; (e) agree to the right to set off against any deposits, funds or monies owing; and (f) agree that, notwithstanding the occurrence of any of the foregoing (except the express written release of Lender of any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Amended and Restated Note.

         BORROWER KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ANY RIGHT BORROWER HAS TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER DIRECTLY OR INDIRECTLY RELATING TO THIS AMENDED AND RESTATED NOTE. BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR

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ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO
INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.

         As used herein, the words "Borrower" and "Lender" shall be deemed to include Borrower and Lender as defined herein and their respective heirs, personal representatives, successors and assigns.


                                                                /s/ Marc Douglas
                                                                ----------------
                                                                Marc Douglas


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